UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2026

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Bridger Aerospace Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-41603	88-3599336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Aviation Lane Belgrade, Montana	59714
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (406) 813-0079

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BAER	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock at an exercise price of $11.50 per share	BAERW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Eric Gerratt as Chief Financial Officer

As previously announced on November 21, 2025, Eric Gerratt, the Chief Financial Officer of Bridger Aerospace Group Holdings, Inc. (the “Company”), will be resigning from his position as Chief Financial Officer, effective as of March 10, 2026. Mr. Gerratt will continue working with the Company in a transitionary role until his retirement on April 3, 2026. On March 10, 2026, the Company entered into a Retention and Transition Agreement with Eric Gerratt, pursuant to which the Company agreed to pay Mr. Gerratt a $180,000 transition fee, provide Mr. Gerratt 12-months of health insurance, and permit his unvested restricted stock units (RSUs) to continue to vest according to their original schedule.

Appointment of Anne Hayes as Chief Financial Officer

On March 10, 2026, the Company announced the appointment of Anne Hayes as the Company’s Chief Financial Officer, effective as of March 10, 2026. For her services as the Company’s Chief Financial Officer, Ms. Hayes will continue to receive her annual base salary of $500,000 and continue to be eligible to receive an annual cash bonus of $150,000.

Ms. Hayes, age 44, was named Deputy Chief Financial Officer of the Company in November 2025. She previously served on the Company’s Board of Directors from September 2023 until November 2025 as Chair of the Audit Committee of the Board of Directors. Ms. Hayes has worked in private equity and venture capital for more than 20 years, most recently as Director at Quadrant Capital Advisors from 2008 to 2025. She brings experience across assurance, advisory, forensic accounting, and Sarbanes Oxley compliance from her work at PricewaterhouseCoopers and Councilor, Buchanan & Mitchell. Ms. Hayes is a Certified Public Accountant and has served as CFO of several private companies, including Davinci Energy. Ms. Hayes received her Bachelor of Science in Finance with honors from Villanova University and Master of Science in Finance with honors from the University of Denver Daniels College of Business.

There are no arrangements or understandings between Ms. Hayes and any other person pursuant to which she was appointed as Chief Financial Officer. Ms. Hayes does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Chief Operating Officer

As previously disclosed, on March 4, 2026, the Company announced the appointment of Adolphus “Bill” Andrews as the Company’s Chief Operating Officer, effective as of March 2, 2026. For his services as the Company’s Chief Operating Officer, Mr. Andrews will receive an annual base salary of $400,000 and will be eligible to receive an annual cash bonus of $160,000. In addition, pursuant to an offer letter entered into between the Company and Mr. Andrews, Mr. Andrews is eligible to receive (i) a 2026 restricted stock unit (RSU) award with a grant date fair value of $500,000, vesting in one-third annual installments, (ii) an inducement award in the form of RSUs with a grant date fair value of $500,000, with 50% immediately vested upon grant and the remaining 50% vesting on the one-year anniversary of the grant date, (iii) reimbursement of reasonable, documented and customary relocation expenses up to $90,000 and (iv) Company-funded temporary housing and a temporary vehicle until the earlier of (a) eight months from Mr. Andrews’ start date and (b) the date Mr. Andrews secures permanent housing and transportation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

Dated: March 11, 2026	By:	/s/ James Muchmore
James Muchmore
Chief Legal Officer

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